EXHIBIT 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

 I, Patrick M. Byrne, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that this Amendment No. 1 to the Quarterly Report of Overstock.com, Inc. on Form 10-Q/A for the fiscal quarter ended March 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q/A fairly presents in all material respects the financial condition and results of operations of Overstock.com, Inc.

By:	/s/ Patrick M. Byrne
Name:	Patrick M. Byrne
Title:	President and Chief Executive
Officer

 I, David K. Chidester, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that this Amendment No. 1 to the Quarterly Report of Overstock.com, Inc. on Form 10-Q/A for the fiscal quarter ended March 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q/A fairly presents in all material respects the financial condition and results of operations of Overstock.com, Inc.

By:	/s/ David K. Chidester
Name:	David K. Chidester
Title:	Senior Vice President, Finance